EXHIBIT 99.1
NII Holdings, Inc.
1875 Explorer Street., Suite 1000
Reston, Va. 20190
(703) 390-5100
http://www.nii.com
Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com

NII HOLDINGS POSTS STRONG RESULTS FOR FIRST
QUARTER 2008
Company achieves record results for operating revenues and
operating income before depreciation and amortization
Customer base surpasses 5 million subscribers
•	Net subscriber additions of 321,700 — resulting in an ending subscriber base of over 5 million subscribers — a 35% increase over the first quarter 2007 ending subscriber base

•	Consolidated operating revenues of $993 million — a 39% increase over first quarter 2007

•	Consolidated operating income before depreciation and amortization of $286 million — a 36% increase over first quarter 2007

•	Consolidated net income of $114 million, or $0.67 per basic share — a 35% increase in net income over first quarter 2007
RESTON, Va. — April 24, 2008 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the first quarter of 2008. During the quarter, the Company added 321,700 net subscribers, resulting in an ending subscriber base of over 5 million subscribers, a 35% increase over the subscriber base reported at the end of the first quarter 2007. Financial results for the first quarter of 2008 included record consolidated operating revenues of $993 million, a 39% increase over the same period last year. The Company reported record consolidated operating income before depreciation and amortization, or OIBDA, for the first quarter of $286 million, a 36% increase over the same period last year. The Company’s reported OIBDA includes approximately $16 million of non-cash stock option compensation expense, compared to $9 million of that expense for the same period in 2007. The Company also reported consolidated operating income for the first quarter of $192 million, a 34% increase over the same period last year, and net income of $114 million, or $0.67 per basic share.
“We’re off to a strong start for 2008 as the demand for our differentiated wireless services continues to grow,” said Steve Dussek, NII’s CEO. “We delivered solid subscriber growth in the first quarter while generating record levels of revenue and OIBDA. Our team is excited about the progress that we have made and is committed to capturing the value available to us in what we believe are some of the most attractive growth markets for wireless communications in the world. We believe we are well on our way to delivering another year of profitable growth,” he added.
NII Holdings’ average monthly service revenue per subscriber (service ARPU) was $58 for the first quarter, consistent with the amount reported in the same period last year. The Company also reported monthly churn of 1.8% for the first quarter, up from a monthly churn rate of 1.6% in the first quarter 2007. Consolidated cost per gross add, or CPGA, was $330 for the first quarter, an $18 improvement over the fourth quarter 2007 results due primarily to lower advertising costs.
The Company continued to expand the coverage and capacity of its high quality networks during the quarter, adding about 200 sites, primarily in Brazil and Mexico. Consolidated capital expenditures were $192 million during the first quarter of 2008, largely related to investments in network capacity and quality, but also investments in geographic expansion.
“We’re excited about the solid operational momentum that our business has exhibited early in the year,” said Lo van Gemert, NII’s President and COO. “Our differentiated value proposition and unique services, along with our commitment to superior customer service, are the primary catalysts of our strong start for the year. The expansion of our network coverage over the past three years is paying off in terms of our ability to attract new customers and provide a high quality wireless experience — all leading to another record setting quarter in terms of total revenue and OIBDA,” he added.
The Company ended the quarter with approximately $2.35 billion in total long-term debt, consisting primarily of $1.55 billion in low coupon convertible notes, $519 million in syndicated loans and $285 million in local currency tower financing and other debt obligations. With quarter-end consolidated cash and cash equivalents of $1.4 billion and short-term investments of $236 million, the Company’s net debt at the end of the quarter was approximately $733 million.
During the quarter, the Company launched its $500 million share purchase program announced in January purchasing 2.7 million shares of its common stock at an average cost of $37.62 per share.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, Net Debt, and CPGA which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s first quarter 2008 results, visit the investor relations link at <http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Mexico, Brazil, Argentina, Peru and Chile offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect(R) and International Direct Connect(TM), a digital two-way radio feature. NII Holdings, Inc., a Fortune 1000 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the uncertainty relating to our ability to achieve the operating results described in our previously announced 2008 guidance, , the risks and uncertainties relating to the impact of more intense competitive conditions in the markets we serve, the risks and uncertainties concerning the impact of changes in economic conditions in the markets in which we operate, the risk that our network technologies will not perform properly or support the services our customers want or need including the risk that technology developments to support our serves will not be timely delivered, the risk that customers in the markets we serve will not find our services attractive, and the additional risks and uncertainties that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed on February 27, 2008, and in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 and 2007
(in millions, except per share amounts, and unaudited)

	Three Months Ended
	March 31,
	2008	2007
Operating revenues
Service and other revenues	$947.8	$691.8
Digital handset and accessory revenues	45.4	22.9

	993.2	714.7

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	267.4	188.9
Cost of digital handset and accessory sales	125.8	91.1
Selling, general and administrative	314.1	225.1
Depreciation	86.2	65.4
Amortization	7.9	1.6

	801.4	572.1

Operating income	191.8	142.6

Other income (expense)
Interest expense	(41.4)	(24.3)
Interest income	18.9	10.2
Foreign currency transaction gains (losses), net	2.9	(3.5)
Other (expense) income, net	(4.5)	1.8

	(24.1)	(15.8)

Income before income tax provision	167.7	126.8
Income tax provision	(54.1)	(42.6)

Net income	$113.6	$84.2

Net income per common share, basic	$0.67	$0.52

Net income per common share, diluted	$0.65	$0.47

Weighted average number of common shares outstanding, basic	169	162

Weighted average number of common shares outstanding, diluted	188	186

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	March 31,	December 31,
	2008	2007
	(unaudited)
Cash and cash equivalents	$1,385.4	$1,370.2
Short-term investments	235.8	241.8
Accounts receivable, less allowance for doubtful accounts of $28.3 and $20.2	467.9	438.3
Property, plant and equipment, net	1,980.2	1,853.1
Intangible assets, net	409.9	410.4
Total assets	5,703.6	5,436.7
Long-term debt, including current portion	2,426.5	2,266.5
Total liabilities	3,458.2	3,268.3
Stockholders’ equity	2,245.4	2,168.4

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NII Holdings, Inc.

(subscribers in thousands)

	Three Months Ended
	March 31,
	2008	2007
Total digital subscribers (as of March 31)	5,050.3	3,729.5
Net subscriber additions	321.7	289.1
Churn (%)	1.84%	1.58%

Average monthly revenue per handset/unit in service (ARPU) (1)	$58	$58

Cost per gross add (CPGA) (1)	$330	$313

Nextel Mexico

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2008	2007
Operating revenues
Service and other revenues	$493.3	$395.1
Digital handset and accessory revenues	15.1	5.1

	508.4	400.2

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	105.8	82.6
Cost of digital handset and accessory sales	71.0	56.9
Selling, general and administrative	139.8	106.9
Management fee	8.4	9.9
Depreciation and amortization	46.1	33.2

	371.1	289.5

Operating income	$137.3	$110.7

Total digital subscribers (as of March 31)	2,269.7	1,691.4
Net subscriber additions	129.9	146.8
Churn (%)	2.29%	1.74%

ARPU (1)	$68	$75

CPGA (1)	$425	$413

Nextel Brazil

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2008	2007
Operating revenues
Service and other revenues	$286.3	$164.4
Digital handset and accessory revenues	15.2	8.1

	301.5	172.5

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	100.9	56.0
Cost of digital handset and accessory sales	27.6	16.1
Selling, general and administrative	91.6	54.5
Depreciation and amortization	32.0	19.8

	252.1	146.4

Operating income	$49.4	$26.1

Total digital subscribers (as of March 31)	1,395.9	981.4
Net subscriber additions	106.4	82.4
Churn (%)	1.32%	1.33%

ARPU (1)	$61	$49

CPGA (1)	$288	$235

Nextel Argentina

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2008	2007
Operating revenues
Service and other revenues	$115.0	$91.1
Digital handset and accessory revenues	11.0	6.9

	126.0	98.0

Operating expenses
Cost of service (exclusive of depreciation and amortization included below	41.4	34.2
Cost of digital handset and accessory sales	16.8	11.2
Selling, general and administrative	28.4	20.9
Depreciation and amortization	8.7	7.2

	95.3	73.5

Operating income	$30.7	$24.5

Total digital subscribers (as of March 31)	851.0	685.4
Net subscriber additions	38.5	34.7
Churn (%)	1.49%	1.36%

ARPU (1)	$39	$40

CPGA (1)	$194	$167

Nextel Peru

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2008	2007
Operating revenues
Service and other revenues	$51.7	$41.0
Digital handset and accessory revenues	4.2	2.8

	55.9	43.8

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	18.5	15.9
Cost of digital handset and accessory sales	9.8	6.7
Selling, general and administrative	15.6	12.1
Depreciation and amortization	4.9	5.3

	48.8	40.0

Operating income	$7.1	$3.8

Total digital subscribers (as of March 31)	520.9	368.8
Net subscriber additions	44.0	23.6
Churn (%)	1.77%	1.95%

ARPU (1)	$32	$35

CPGA (1)	$158	$165

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Three Months Ended March 31, 2008 and 2007” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Three Months Ended
	March 31,
	2008	2007
Consolidated operating income	$191.8	$142.6
Consolidated depreciation	86.2	65.4
Consolidated amortization	7.9	1.6

Consolidated operating income before depreciation and amortization	$285.9	$209.6

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Three Months Ended
	March 31,
	2008	2007
Consolidated service and other revenues	$947.8	$691.8
Less: consolidated analog revenues	(1.4)	(1.6)
Less: consolidated other revenues	(104.4)	(70.1)

Total consolidated subscriber revenues	$842.0	$620.1

ARPU calculated with subscriber revenues	$58	$58

ARPU calculated with service and other revenues	$65	$65

Nextel Mexico
	Three Months Ended
	March 31,
	2008	2007
Service and other revenues	$493.3	$395.1
Less: analog revenues	(0.6)	(0.8)
Less: other revenues	(41.0)	(29.0)

Total subscriber revenues	$451.7	$365.3

ARPU calculated with subscriber revenues	$68	$75

ARPU calculated with service and other revenues	$75	$82

Nextel Brazil

	Three Months Ended
	March 31,
	2008	2007
Service and other revenues	$286.3	$164.4
Less: analog revenues	(0.7)	(0.6)
Less: other revenues	(42.8)	(26.0)

Total subscriber revenues	$242.8	$137.8

ARPU calculated with subscriber revenues	$61	$49

ARPU calculated with service and other revenues	$71	$59

Nextel Argentina

	Three Months Ended
	March 31,
	2008	2007
Service and other revenues	$115.0	$91.1
Less: other revenues	(16.7)	(12.2)

Total subscriber revenues	$98.3	$78.9

ARPU calculated with subscriber revenues	$39	$40

ARPU calculated with service and other revenues	$46	$46

Nextel Peru

	Three Months Ended
	March 31,
	2008	2007
Service and other revenues	$51.7	$40.9
Less: other revenues	(4.0)	(3.1)

Total subscriber revenues	$47.7	$37.8

ARPU calculated with subscriber revenues	$32	$35

ARPU calculated with service and other revenues	$35	$38

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Three Months Ended
	March 31,	March 31,	December 31,
	2008	2007	2007
Consolidated digital handset and accessory revenues	$43.6	$22.9	$34.8
Less: consolidated cost of handset and accessory sales	125.8	91.1	114.8

Consolidated handset subsidy costs	82.2	68.2	80.0
Consolidated selling and marketing	127.0	88.4	133.1

Costs per statement of operations	209.2	156.6	213.1
Less: consolidated costs unrelated to initial customer acquisition	(14.4)	(12.8)	(13.1)

Customer acquisition costs	$194.8	$143.8	$200.0

Cost per Gross Add	$330	$313	$348

Nextel Mexico

	Three Months Ended
	March 31,
	2008	2007
Digital handset and accessory revenues	$13.2	$5.1
Less: cost of handset and accessory sales	71.0	56.9

Handset subsidy costs	57.8	51.8
Selling and marketing	73.1	54.3

Costs per statement of operations	130.9	106.1
Less: costs unrelated to initial customer acquisition	(11.1)	(10.7)

Customer acquisition costs	$119.8	$95.4

Cost per Gross Add	$425	$413

Nextel Brazil

	Three Months Ended
	March 31,
	2008	2007
Digital handset and accessory revenues	$15.2	$8.1
Less: cost of handset and accessory sales	27.7	16.1

Handset subsidy costs	12.5	8.0
Selling and marketing	35.3	20.6

Costs per statement of operations	47.8	28.6
Less: costs unrelated to initial customer acquisition	(1.9)	(0.4)

Customer acquisition costs	$45.9	$28.2

Cost per Gross Add	$288	$235

Nextel Argentina

	Three Months Ended
	March 31,
	2008	2007
Digital handset and accessory revenues	$11.0	$6.9
Less: cost of handset and accessory sales	16.8	11.2

Handset subsidy costs	5.8	4.3
Selling and marketing	9.7	7.1

Costs per statement of operations	15.5	11.4
Less: costs unrelated to initial customer acquisition	(0.8)	(1.1)

Customer acquisition costs	$14.7	$10.3

Cost per Gross Add	$194	$167

Nextel Peru

	Three Months Ended
	March 31,
	2008	2007
Digital handset and accessory revenues	$4.1	$2.8
Less: cost of handset and accessory sales	9.7	6.7

Handset subsidy costs	5.6	3.9
Selling and marketing	6.1	4.1

Costs per statement of operations	11.7	8.0
Less: costs unrelated to initial customer acquisition	(0.6)	(0.6)

Customer acquisition costs	$11.1	$7.4

Cost per Gross Add	$158	$165

Net Debt
Net debt represents total long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Prior to 2008, we calculated net debt as total long-term debt less cash and cash equivalents. In 2008, we added short-term investments to the items subtracted from long-term debt to calculate net debt because we concluded that our short-term investments were similar to cash and cash equivalents in terms of liquidity and should be used similarly in providing the assessment of our overall leverage in the net debt calculation. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of March 31, 2008 can be calculated as follows (in millions):

NII Holdings, Inc.
Total long-term debt	$2,353.7
Less: cash and cash equivalents	(1,385.4)
Less: short-term investments	(235.8)

Net debt	$732.5